NeuroMetrix Reports Q3 2023 Business Highlights

WOBURN, Mass., October 26, 2023 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO) today reported business and financial highlights for the quarter and nine month period ended September 30, 2023. The Company's mission is to reduce the impact of neurological disorders and pain syndromes through innovative non-invasive medical devices.

"We continue to be encouraged by the market response to Quell® Fibromyalgia during its strategic launch. We now have field sales capabilities in the key markets of Texas, Florida and California,” said Shai N. Gozani, M.D., Ph.D., Chief Executive Officer of NeuroMetrix. “We intend to further expand our physician sales capabilities to support Quell Fibromyalgia growth and to position the launch of the next Quell disease indication, likely chemotherapy induced peripheral neuropathy (CIPN).

Dr. Gozani continued, “The DPNCheck® product line is challenged from a growth perspective. Instability in our primary market, Medicare Advantage (MA), was created earlier this year when the Centers for Medicare and Medicaid Services (CMS) implemented significant changes to risk adjustment factors which upset the financial models of many MA healthcare providers. Our DPNCheck strategy is to support and maintain our existing MA accounts, while advancing opportunities in our pipeline with large healthcare providers focused more broadly on value-based care.”

Recent Business Highlights:

•The Quell Fibromyalgia business provided evidence of growth with 125 unique prescribers during Q3. The cumulative number of prescriptions written increased by 53% to 752 in Q3 from 490 in Q2. Over 60% of prescriptions were filled by patients. The cumulative number of month-refills increased by 91% to 663 in Q3 from 348 in Q2.

•The Company announced a partnership with the National Fibromyalgia Association to expand awareness of Quell Fibromyalgia and other treatment options for individuals with the disease.

•A recent clinical trial conducted by the University of Rochester School of Medicine and Dentistry indicated that Quell improves the symptoms and quality of life for patients with chemotherapy induced peripheral neuropathy (CIPN).  The Company plans a 510(k) filing with the FDA in late 2023 or early 2024. The use of Quell for moderate to severe CIPN received a FDA breakthrough designation in January 2022.

•The Quell development pipeline includes several active clinical trials, including for fibromyalgia-like long COVID, chronic overlapping pain conditions (COPC) and peripheral edema. These indications represent potential new or expanded labels for the Quell prescription neurotherapeutics platform.

•On August 3, 2023 the Company received a NASDAQ delisting notice for failure of its common stock to maintain a minimum bid price of $1.00 per share. NASDAQ provided a 180 day period until February 5, 2024 to regain compliance. A Special Meeting of Stockholders on October 19, 2023 authorized the Board of Directors to implement a reverse split of the Company’s common stock, in its discretion, at a ratio of between 1:2 to 1:8, as a potential means of increasing the share price.

•Dr. Gozani updated investors on business strategy at the Emerging Growth Conferences in September and October.

Financial Results:

Financial results in Q3 2023 were consistent with Company expectations and reflect the substantial changes to Medicare Advantage risk-adjustment reimbursement implemented by CMS in Q1 2023.

Revenue in Q3 2023 of $1.2 million was lower by $0.8 million or 39% from Q3 2022 primarily due to reduced sales volume for DPNCheck. The gross margin rate of 65% in Q3 2023 was flat with Q3 2022. Operating expenses of $2.7 million were $0.2 million lower than Q3 2022. The Q3 2023 net loss was $1.8 million ($0.21 per share) versus a net loss of $1.6 million ($0.23 per share) in Q3 2022.

Revenues in the nine months ended September 30, 2023 of $4.6 million were lower by $1.8 million or 29% from the corresponding prior year period. Net loss of $4.9 million or ($0.61) per share in 2023 increased from $3.7 million or ($0.53) per share in 2022.

The Company ended the period with $17.6 million in cash and securities.
Company to Host Live Conference Call and Webcast

NeuroMetrix will host a conference call at 8:00 a.m. Eastern today, October 26, 2023. Participants who wish to access the call live via telephone and be able to ask questions must register in advance here. Upon registering, a dial-in and unique PIN will be provided on screen and via email to join the call. An audio-only webcast of the call may be accessed in the “Investors Relations” section of the Company’s website at www.NeuroMetrix.com. A replay of the call will be available for one year on the Company's website under the "Investor Relations" tab.

About NeuroMetrix

NeuroMetrix is a commercial stage healthcare company that develops and commercializes neurotechnology devices to address unmet needs in the chronic pain and diabetes markets. The Company's products are wearable or hand-held medical devices enabled by proprietary consumables and software solutions that include mobile apps, enterprise software and cloud-based systems. The Company has two commercial brands. Quell® is a wearable neuromodulation platform. DPNCheck® is a point-of-care screening test for peripheral neuropathy. For more information, visit www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
SVP and Chief Financial Officer
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$1,203,164	$1,968,003	$4,583,679	$6,408,695

Cost of revenues	421,382	693,571	1,484,240	1,888,566

Gross profit	781,782	1,274,432	3,099,439	4,520,129

Operating expenses:
Research and development	592,654	1,074,954	2,045,588	2,701,330
Sales and marketing	943,795	810,209	2,504,630	2,235,646
General and administrative	1,206,231	1,102,260	3,843,643	3,468,452

Total operating expenses	2,742,680	2,987,423	8,393,861	8,405,428

Loss from operations	(1,960,898)	(1,712,991)	(5,294,422)	(3,885,299)

Other income	192,161	106,737	414,482	160,560

Net loss	$(1,768,737)	$(1,606,254)	$(4,879,940)	$(3,724,739)

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30, 2023	December 31, 2022

Cash, cash equivalents and securities	$17,637,675	$21,199,727
Other current assets	3,067,968	2,907,260
Noncurrent assets	581,129	562,628
Total assets	$21,286,772	$24,669,615

Current liabilities	$1,260,366	$1,106,412
Lease Obligation, net of current portion	122,870	207,516
Stockholders’ equity	19,903,536	23,355,687
Total liabilities and stockholders’ equity	$21,286,772	$24,669,615

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